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[Press release issued on February 9, 2024]

Nikola Rejects Slate of Directors Nominated by Trevor Milton for Election to Nikola Board of Directors

Milton, Former Executive Chair, Criminally Convicted and Sentenced to 48 Months in Prison

PHOENIX - February 9, 2024 – Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation and energy supply and infrastructure solutions, said today that its Board of Directors has rejected a slate of five dissident nominees proposed by an entity controlled by former Executive Chairman Trevor Milton for election as directors at Nikola’s 2024 Annual Meeting of Stockholders.

On January 26, 2024, Nikola received a notice from M&M Residual, LLC, Mr. Milton’s entity, declaring its intent to nominate a slate of five directors for its eight-member board: Cole Cannon, Derek Johnson, Hans Peterson, Paul Southam and Dave Sparks.

The Board of Directors reviewed the director nominees and rejected the slate and does not endorse their nomination. The director nominees have no public company experience, add no skills or experience to the board, and indisputably lack the depth of experience that the current Nikola board members bring to the Company. Additionally, it is the Company’s belief that the director nominees lack the expertise or knowledge needed to navigate the complexities of a zero-emissions trucking and energy infrastructure business.

Mr. Milton was criminally convicted of one count of securities fraud and two counts of wire fraud as it relates to the Company, and on December 18, 2023, was sentenced to 48 months in prison, followed by supervised release for three years. On October 20, 2023, Mr. Milton was found liable in an arbitration with the Company, resulting in an award to the Company of $165 million plus interest, which includes a $125 million settlement with the Securities and Exchange Commission from December 2021. This judgment remains unpaid, and Nikola is vigorously seeking all legal avenues to recover monies owed to the Company by Mr. Milton.

Mr. Milton is separated from the Company entirely and has had zero involvement in Nikola’s day-to-day operations since September of 2020; however, Nikola continues to suffer harm created by Mr. Milton’s business decisions from over three years ago in his role as Founder and Executive Chairman.

Nikola’s current Board of Directors comprises a diverse group of reputable, leading experts in their respective fields – from trucking to startups to technology to energy, as well as customer service – all integral aspects of Company business. Each member holds specific and relevant industry experience that has driven forward strategic initiatives to help support Nikola’s long-term financial strength. This in turn delivers on our commitment to create long-term value for our stockholders.

In short, the hydrogen ecosystem is a series of complex systems that require complex answers. Nikola’s board of directors has the expertise and experience necessary for the Company’s success, and our team stands firmly behind them.

These experts include:
•Nikola President and CEO, Steve Girsky, who is a former vice-chairman of GM and Managing Director at Morgan Stanley and has 30-plus years of business experience;
•Steve Shindler, a former CEO and CFO in the Nextel organization, also with more than 30 years of success in his field;
•Mary Petrovich, Senior Operating Executive for The Carlyle Group and former Chairman and CEO of two highly successful Carlyle portfolio companies in industrial and transportation sectors, with more than three decades of experience;
•Andrew Vesey, President and CEO, North America, Fortescue Future Industries, with more than 40 years of energy business experience;
•Bruce Smith, Chairman and CEO of Detroit Manufacturing Systems, a tier 1 automotive supplier, with 30 years of deep automotive and supplier leadership positions and relationships;
•Michael Mansuetti, president, North America, Robert Bosch LLC, with decades of experience in the technology and supplier sectors;
•John Vesco, with more than three decades of executive leadership for prominent transportation and supply chain organizations, including Hub Group and Schneider; and
•Jonathan Pertchick, former CEO and Managing Director of TravelCenters of America (TA), with decades of successful company transformation on his resume.

Nikola’s Board of Directors strongly opposes the nominations made by Mr. Milton and will disclose its director nominees when its proxy statement is filed with the Securities and Exchange Commission (the “SEC”). Nikola stockholders are not required to take any action at this time.

ABOUT NIKOLA CORPORATION
Nikola Corporation's mission is clear: pioneering solutions for a zero-emissions world. As an integrated truck and energy company, Nikola is transforming transportation and over-the-road freight services. With our Class 8 vehicles, including battery-electric and hydrogen fuel cell electric trucks, and our energy brand, HYLA, we are driving the advancement of the complete hydrogen refueling ecosystem. This encompasses supply, distribution, and dispensing, reflecting our commitment to sustainable practices and a cleaner future.

Nikola is based in Phoenix, Arizona with a manufacturing facility in Coolidge, Arizona.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the “Company”), including statements relating to: the Company’s beliefs regarding the director nominees proposed by Trevor Milton; the expertise or knowledge needed to navigate the complexities of a zero-emissions trucking and energy infrastructure business; and the expertise and experience of the Company’s current board of directors, including potential benefits to the Company and long-term value for stockholders. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: the ability of the Company to access sufficient capital to meet its requirements and fund its business; manufacturing delays and difficulties; risks related to the rollout of the Company’s hydrogen fueling infrastructure and the timing thereof; the availability of access to hydrogen refueling facilities; the level of and cancellation of customer orders; risks associated with manufacturing batteries and fuel cell power modules; the Company’s ability to remain listed on Nasdaq; and the factors, risks and uncertainties described in the “Risk Factors” section of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC, in addition to the Company’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

Nikola intends to file with the SEC a proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Nikola’s 2024 Annual Meeting of Stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY NIKOLA AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Nikola free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Nikola are also available free of charge in the investor relations section of Nikola’s website at nikolamotor.com.

Participants

Nikola, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Nikola. Information about Nikola’s executive officers and directors is available in Nikola’s definitive proxy statement for its 2023 Annual Meeting, which was filed with the SEC on April 25, 2023, and its Current Reports on Form 8-K filed with the SEC on April 28, 2023, August 4, 2023, August 18, 2023, September 1, 2023, September 19, 2023, September 21, 2023, November 17, 2023, December 15, 2023 and February 2, 2024. To the extent holdings by the directors and executive officers of Nikola securities reported in the proxy statement for Nikola’s 2023 Annual Meeting have changed, such changes have been or will be reflected in Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov and in the investor relations section of Nikola’s website at nikolamotor.com.

MEDIA INQUIRIES
press@nikolamotor.com

*Corrected version

[Letter to Employees distributed on February 9, 2024]

A MESSAGE FROM STEVE - February 9
Nikola Team,
I’m reaching out this Friday morning with a company update.
Recently we received a notice from M&M Residual, LLC, Trevor Milton’s entity, declaring its intent to nominate a slate of five directors for our eight-member Board of Directors. In short, our Board reviewed the director nominees, rejected the slate and do not endorse their nomination.
As you know, Mr. Milton is separated from the Company entirely and has had zero involvement in Nikola’s day-to-day operations since September of 2020. However, Nikola continues to suffer harm created by his questionable business decisions from over three years ago in his role as Founder and Executive Chairman.
I encourage you to read this morning’s press release [link to press release dated February 9, 2024], which gives as much information as we can share at this time.
This Nikola team is one of the most resilient, creative and dedicated teams I have ever had the pleasure to work with.
Our mission is of utmost importance, and we shouldn’t let this distract us. It is vital that we stay focused on our core business.
I’ve enlisted a dedicated Nikola team to address this Board dispute, and they, along with our advisors, are already working tirelessly to maintain the strength and integrity of our Company.
We will provide updates from time to time. And we ask that you adhere to the company’s social media policies and show discretion in this matter.
Thank you for your dedicated contributions to the Nikola team. Together, we've faced challenges before, overcome them, and not just persevered, but thrived. Your continued commitment is instrumental to our success.

Regards,
Steve

Forward-Looking Statements
This communication contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the “Company”), including statements relating to: the Company’s beliefs regarding the director nominees proposed by Trevor Milton; the expertise or knowledge needed to navigate the complexities of a zero-emissions trucking and energy infrastructure business; and the expertise and experience of the Company’s current board of directors, including potential benefits to the Company and long-term value for stockholders. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: the ability of the Company to access sufficient capital to meet its requirements and fund its business; manufacturing delays and difficulties; risks related to the rollout of the Company’s hydrogen fueling infrastructure and the timing thereof; the availability of access to hydrogen refueling facilities; the level of and cancellation of customer orders; risks associated with manufacturing batteries and fuel cell power modules; the Company’s ability to remain listed on Nasdaq; and the factors, risks and uncertainties described in the “Risk Factors” section of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC, in addition to the Company’s subsequent filings with the Securities and Exchange Commission (“SEC”). These filings identify and address other important risks and uncertainties that could cause actual events to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It
Nikola intends to file with the SEC a proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Nikola’s 2024 Annual Meeting of Stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY NIKOLA AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Nikola free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Nikola are also available free of charge in the investor relations section of Nikola’s website at nikolamotor.com.

Participants
Nikola, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Nikola. Information about Nikola’s executive officers and directors is available in Nikola’s definitive proxy statement for its 2023 Annual Meeting, which was filed with the SEC on April 25, 2023, and its Current Reports on Form 8-K filed with the SEC on April 28, 2023, August 4, 2023, August 18, 2023, September 1, 2023, September 19, 2023, September 21, 2023, November 17, 2023, December 15, 2023 and February 2, 2024. To the extent holdings by the directors and executive officers of Nikola securities reported in the proxy statement for Nikola’s 2023 Annual Meeting have changed, such changes have been or will be reflected in Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov and in the investor relations section of Nikola’s website at nikolamotor.com.